EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-B20 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Agellan Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Agellan Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Agellan Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Agellan Portfolio Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Moffett Place - Building 6 Mortgage Loan, KeyBank National Association, as Special Servicer for the Moffett Place - Building 6 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Place - Building 6 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Place - Building 6 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Place - Building 6 Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 333 South Wabash Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 333 South Wabash Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 333 South Wabash Mortgage Loan, Citibank, N.A., as Custodian for the 333 South Wabash Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 333 South Wabash Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 333 South Wabash Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Redmond Town Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Redmond Town Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Redmond Town Center Mortgage Loan, Citibank, N.A., as Custodian for the Redmond Town Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Redmond Town Center Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Redmond Town Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the USAA Plano Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the USAA Plano Mortgage Loan, Wilmington Trust, National Association, as Trustee for the USAA Plano Mortgage Loan, Citibank, N.A., as Custodian for the USAA Plano Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the USAA Plano Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the USAA Plano Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Amazon Industrial Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Amazon Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Amazon Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Amazon Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Amazon Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Amazon Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Coleman Highline Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Coleman Highline Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coleman Highline Mortgage Loan, Citibank, N.A., as Custodian for the Coleman Highline Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Coleman Highline Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Coleman Highline Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 120 Wall Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 120 Wall Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 120 Wall Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 120 Wall Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 120 Wall Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 120 Wall Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 120 Wall Street Mortgage Loan on and after November 1, 2021.

Dated: March 16, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)